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Exhibit 10.2

                               WAREHOUSE AGREEMENT

            This Agreement, effective as of April 1, 2000, is between Aubert & Duval ("A&D") and Huntington Alloys ("HUNTINGTON").

                                    Recitals

     A. HUNTINGTON operates a warehouse at 52800 Higgins Boulevard, Elkhart, Indiana 46514 (the "Warehouse").

     B. The parties desire that A&D use the Warehouse to stock certain of its material and that HUNTINGTON unload and load material at the Warehouse for A&D, on the terms and conditions set forth in this Agreement.


NOW THEREFORE, in consideration of the forgoing and the promises made in this Agreement, the parties agree as follows:

1. Term. This Agreement shall remain in full force and effect for an initial term of one year from the date set forth above, unless earlier terminated in accordance with Section 7 of this Agreement. Thereafter, this Agreement shall automatically be renewed for additional one-year terms unless either party notifies the other party in writing, not less than 60 nor more than 90 days prior to the end of the initial term or the then-current renewal term, of its intention not to renew this Agreement.

2.   Storage.

(a) HUNTINGTON agrees to warehouse bar stock for A&D in the Warehouse, as may be delivered by A&D to HUNTINGTON from time to time (such products collectively referred to as "Material"). HUNTINGTON shall store the Material in a safe, secure and dry place separate and apart from other products stored or located at the Warehouse. The area in which A&D Material is stored shall be clearly and conspicuously marked "Property of Aubert & Duval."

(b) A&D shall arrange for the delivery of Material to the Warehouse in sealed, tarp covered open top containers, at A&D's cost. Upon arrival, HUNTINGTON shall inspect the Material to ensure that the Material was not damaged during transit. If all or a part of any shipment is damaged during shipment, HUNTINGTON shall not accept delivery and shall immediately notify by telephone F.H. Technologies, Inc. ("FHT"), on behalf of A&D, and shall thereafter follow FHT's instructions with respect to the damaged Material.

3. Loading. The Material is for ultimate shipment to A&D's customer, Eaton Valve Corporation ("Eaton"). HUNTINGTON agrees to load the Material on trucks supplied by Eaton, at the Warehouse, pursuant to written instructions from Eaton. Huntington shall promptly notify FHT when such loading has been done.

4.   Fees and Charges.

(a)  A&D shall pay HUNTINGTON a one-time, lump sum payment of $41,170.80.

(b) During the term of this Agreement, A&D shall pay HUNTINGTON a fee of $784.08 per month, to reimburse HUNTINGTON for the pro rata share of the rent, based on the square footage set aside in the Warehouse for A&D Material, owed by HUNTINGTON for the lease of the Warehouse.

(c) A&D shall pay HUNTINGTON a handling charge of $0.05 per pound for unloading and placing Material in the Warehouse and a handling charge of $0.05 per pound for loading Material onto trucks for Eaton.

(d) Any special services requested by A&D other than those specifically addressed by this Agreement may be provided by HUNTINGTON, at its discretion, at a mutually agreed upon charge.

(e)  HUNTINGTON shall invoice A&D for all charges arising pursuant to this
     Section 4, and A&D shall make payments to HUNTINGTON within 30 days of receipt of each correct invoice.

(f) The charges set forth in this Section 4 will cover all overhead, utilities, and other warehouse charges, and all labor charges involved in loading and unloading Material at the Warehouse.

5.   Storage and Delivery Requirements.

(a) All Material delivered by A&D to HUNTINGTON for storage at the Warehouse shall be DDP the


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         Warehouse and appropriately marked and packaged for handling. At least
         24 hours prior to the time of delivery to the Warehouse, A&D shall provide HUNTINGTON with a list of the Material to be delivered.

(b) HUNTINGTON shall promptly issue an appropriate non-negotiable warehouse receipt or similar instrument to A&D whenever A&D Material is received and accepted by HUNTINGTON for storage at the Warehouse. Within 15 days after the end of each month, HUNTINGTON shall provide to A&D a monthly inventory reconciliation setting forth the beginning balance, the amount of Material received during the month, the amount of Material removed during the month, and the ending balance.

(c) No Material shall be unloaded by HUNTINGTON except upon receipt by HUNTINGTON of written instructions from A&D.

6.       Insurance and Liability.

(a) Subject to Subsection 6(d) below, HUNTINGTON shall maintain up to a limit of $500,000 of appropriate fire and extended casualty insurance coverage for A&D Material stored at the Warehouse.

(b) Subject to Subsection 6(d) below, HUNTINGTON will hold A&D harmless for any liability with respect to any claims relating to the use, maintenance and/or storage of the Material pursuant to this Agreement.

(c) HUNTINGTON and A&D agree to waive their rights of subrogation against each other.

(d) Should HUNTINGTON's insurance premiums ever increase in the future as a result of providing the coverage and/or indemnification provided for in this Section 6, the parties shall negotiate in good faith to adjust the charges set forth in Section 4 to cover Huntington's additional cost, and, if no mutually satisfactory agreement can be reached, either party shall have the right to terminate this Agreement.

7.       Default and Termination.

(a) Either party shall have the right to declare the other party in default under this Agreement and terminate this Agreement immediately if the other party:

                  (i) fails to comply with any term or condition of this Agreement and continues to fail to comply for 15 days after written notice from the non-defaulting party;

                  (ii) commences any proceeding under Chapter 7 or 11 of the United States Bankruptcy Code or any other proceeding seeking relief from creditors or the reorganization or composition of debts or the liquidation or distribution of assets, including but not limited to, any assignment for the benefit of creditors or the making of a proposal for the composition of debts; or

                  (iii) has a proceeding of the kind and nature described in subparagraph (ii) above commenced against it by any third party and such proceeding is not dismissed within 30 days of its commencement.

(b) In the event either party terminates this Agreement, A&D shall have the right to enter HUNTINGTON's warehouse and remove all of its Material from the warehouse. The monthly storage charge shall be pro rated for the month in which termination occurs.

8. Financing Statements. HUNTINGTON agrees to execute appropriate UCC financing statements in favor of A&D to reflect that HUNTINGTON does not have an ownership interest in the A&D Material.


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9.       Independent Contractors. HUNTINGTON and A&D are independent contractors and shall not be construed as having any other relationship. Neither party shall have, or hold itself out as having, the power or authority to bind or create liability for the other by its intentional or negligent act.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

11. Amendment. This Agreement may only be modified or amended by a writing executed by both parties.

12. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior negotiations and understandings of every kind.

13. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.









IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date written above.

                                 AUBERT & DUVAL

                                 By:     /s/   Edouard Duval
                                    --------------------------------------------

                                 Title:
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                                HUNTINGTON ALLOYS





                                 By:     /s/   Paul A. Totaro
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                                Title:   V.P. Finance
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